                                                                    EXHIBIT 99.4

                           CONSENT OF JAMES N. HALLENE



          Pursuant to Rule 438 of the General Rules and Regulations under the Securities Act of 1933, I hereby consent to being named, in the joint proxy statement-prospectus included in the Registration Statement on Form S-4 relating to the proposed merger of each of MB Financial, Inc. and MidCity Financial Corporation into MB-MidCity, Inc. (the "New Company"), as a person who is expected to become a director of the New Company upon consummation of such transaction.

                                             /s/ JAMES N. HALLENE
                                             -----------------------------
-----------------                            JAMES N. HALLENE

Date: July 3, 2001